UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 20, 2009

BPZ Resources, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-12697	33-0502730
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement

On November 20, 2009, BPZ Resources, Inc., through its power generation subsidiary, Empresa Eléctrica Nueva Esperanza, S.R.L. (collectively the “Company”), and GE Packaged Power, Inc. and GE International, Inc. Sucursal de Peru (collectively “GE”), entered into a Letter Agreement (the “Letter Agreement”) regarding the $51.5 million contract, as amended (the “Agreement”), dated September 26, 2008, for purchase of three LM6000 gas-fired turbines and services.  Under the terms of the Letter Agreement, GE and the Company agree to the following:

1.     The Company agrees to make milestone payment number 5 in the amount of $3.5 million on or before November 20, 2009. The Company made milestone payment number 5 on November 20, 2009.

2.     The Company agrees to make a partial payment of $1.0 million on milestone payment number 6 on or before December 15, 2009 and the remaining amount of $2.5 million on or before March 26, 2010.

3.     Beginning on or before April 15, 2009, the Company agrees to pay monthly, the remaining amount as stipulated under the Letter Agreement with a final payment due December 1, 2010 of $20.7 million.

4.     Should the Company locate a partner for its gas-to-power project and obtain financing for the purchase of the three LM6000 gas-fired turbines and services prior to the December 1, 2010 deadline, the Company agrees to pay the final payment under the Letter Agreement within 7 days of obtaining the financing and funding.

5.     GE agrees to deliver the three LM6000 gas-fired turbines upon receipt of the final payment or as otherwise may be mutually agreed upon by the Company and GE in accordance with the delivery terms in the Agreement. Should the Company not obtain financing and funding prior to December 1, 2010, then the Agreement shall terminate and all funds paid by the Company shall be used as termination fees to GE.

6.     The Company agrees that GE will not be subject to any liquidated damages as specified under Article 9 of the Agreement.

7.     Should the Company not make the payments in accordance with the terms of the Letter Agreement, this would result in immediate termination of the Agreement without any additional notice or cure period.

8.     Unless otherwise defined in the Letter Agreement, all other terms and conditions of the Agreement continue to apply, except both parties agree several provisions of the Agreement require revision in order to effectuate the intent of the parties as set forth in this Letter Agreement, and the parties agree to promptly negotiate and complete such revisions by November 30, 2009.

The definitive Letter Agreement relating to the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference.

Details of the Agreement were previously disclosed in Item 6, Exhibit 10.11 of the Company’s Form 10-Q filed on October 10, 2008 and is incorporated by reference herein. The first amendment to the Agreement was previously disclosed in Exhibit 10.2 of the Company’s Form 8-K filed on January 29, 2009 and is incorporated by reference herein.

ITEM 9.01.            Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

Exhibit 10.1

Contract for Sale of Equipment and Services dated September 26, 2008 (incorporated by reference to Exhibit 10.11 to BPZ Resources, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-12697)

Exhibit 10.2

Amendment dated January 23, 2009 to BPZ Contract for Sale of Equipment and Services dated September 26, 2008 by and among GE Packaged Power, Inc., GE International, Inc. Sucursal de Peru and Empresa Eléctrica Nueva Esperanza, S.R.L. (incorporated by reference to Exhibit 10.2 to BPZ Resources, Inc.’s Form 8-K filed January 29, 2009, File No. 1-12697)

Exhibit 10.3	Letter Agreement dated November 20, 2009 by and among GE Packaged Power, Inc., GE International, Inc. Sucursal de Peru and Empresa Eléctrica Nueva Esperanza, S.R.L.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ RESOURCES, INC.
(Registrant)

Dated: November 27, 2009	By:	/s/ Heath W. Cleaver
	Name:	Heath W. Cleaver
	Title:	Vice President — Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 10.1

Contract for Sale of Equipment and Services dated September 26, 2008 (incorporated by reference to Exhibit 10.11 to BPZ Resources, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-12697)

Exhibit 10.2

Amendment dated January 23, 2009 to BPZ Contract for Sale of Equipment and Services dated September 26, 2008 by and among GE Packaged Power, Inc., GE International, Inc. Sucursal de Peru and Empresa Eléctrica Nueva Esperanza, S.R.L. (incorporated by reference to Exhibit 10.2 to BPZ Resources, Inc.’s Form 8-K filed January 29, 2009, File No. 1-12697)

Exhibit 10.3	Letter Agreement dated November 20, 2009 by and among GE Packaged Power, Inc., GE International, Inc. Sucursal de Peru and Empresa Eléctrica Nueva Esperanza, S.R.L.